UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024 (March 5, 2024)

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 West Fulton Street, Suite 1300
Chicago, Illinois 60607
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On March 5, 2024, Xeris Biopharma Holdings, Inc. (the “Company”), Xeris Pharmaceuticals, Inc. (“Xeris Pharma”) and certain subsidiary guarantors of the Company entered into an Amended and Restated Credit Agreement and Guaranty (the “Amended and Restated Credit Agreement”) with the lenders from time to time parties thereto (the “New Lenders”) and Hayfin Services LLP, as administrative agent for the New Lenders, pursuant to which the Company and its subsidiaries party thereto granted a first priority security interest on substantially all of their assets, including intellectual property, subject to certain exceptions. The Amended and Restated Credit Agreement amends and restates in its entirety the Credit Agreement and Guaranty, dated March 8, 2022 (as amended or modified, the “Existing Credit Agreement”), among the Company, Xeris Pharma, the subsidiary guarantors parties thereto, the lenders parties thereto and Hayfin Services LLP, as administrative agent for the lenders. The Amended and Restated Credit Agreement provided for the New Lenders to extend $200.0 million in term loans (the “Tranche 1 Loans”) to Xeris Pharma on the closing date and $15.2 million in additional term loans (the “Tranche 2 Loans” and, together with the Tranche 1 Loans, the “2029 Loans”) on any date after the closing date and through July 15, 2025. The Tranche 2 Loans may only be used to redeem the 5.00% Convertible Senior Notes due 2025, issued by Xeris Pharma pursuant to the Indenture, dated as of June 30, 2020, between Xeris Pharma and U.S. Bank Trust Company, National Association (f/k/a U.S. Bank National Association), as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated June 30, 2020 between Xeris Pharma and the Trustee and the Second Supplemental Indenture, dated October 5, 2021, among Xeris Pharma, the Company and the Trustee (the “2025 Convertible Notes”). In conjunction with the execution of the Amended and Restated Credit Agreement, the aggregate principal balance of $150.0 million plus all accrued and unpaid interest outstanding under the Existing Credit Agreement was continued under the Amended and Restated Credit Agreement. In addition to utilizing the proceeds to repay the obligations under the Existing Credit Agreement in full, the proceeds of the Tranche 1 Loans will otherwise be used for general corporate purposes. After repayment, the 2029 Loans may not be re-borrowed.
The 2029 Loans will mature on March 5, 2029; provided, however, that the 2029 Loans will mature on (A) January 15, 2025 if the 2025 Convertible Notes are outstanding as of such date or (B) January 15, 2028 if the 8.00% Convertible Senior Notes due 2028, issued by the Company pursuant to the Indenture, dated as of September 29, 2023, among the Company, Xeris Pharma and the Trustee (the “2028 Convertible Notes”) are outstanding as of such date and, in both cases, either (i) the maturity date of the applicable notes has not been extended to a date not earlier than September 5, 2029 and (ii) the Company has not received net cash proceeds from one or more permitted equity raises or permitted raises of convertible debt which, together with no more than $15.6 million of cash on hand, is sufficient to redeem and discharge the 2025 Convertible Notes or the 2028 Convertible Notes, as applicable, in full.
The 2029 Loans incur interest at a floating per annum rate in an amount equal to the sum of (i) 6.95% (or 5.95% if the replacement rate is in effect) plus (ii) the greater of (x) the forward-looking term rate based on SOFR for a three month tenor (or the replacement rate, if applicable), and (y) 2.00% per annum. The remaining balance of unamortized debt issuance costs have been reflected as a direct reduction to the loan balance.
The Amended and Restated Credit Agreement allows Xeris Pharma to voluntarily prepay the outstanding amounts thereunder. Xeris Pharma is subject to an early prepayment fee equal to (i) for any prepayment that occurs on or prior to the second anniversary of the closing date, the applicable make-whole amount, (ii) for any prepayment that occurs after the second anniversary of the closing date but on or prior to the fourth anniversary of the closing date, the product of (x) the amount of any principal so prepaid, multiplied by (y) for any prepayment that occurs (A) after the second anniversary of the closing date and on or prior to the third anniversary of the closing date, five percent (5.00%), (B) after the third anniversary of the closing date and on or prior to the fourth anniversary of the closing date, three percent (3.00%), and (C) after the fourth anniversary of the closing date, zero percent (0.00%).
The Amended and Restated Credit Agreement contains customary representations and warranties, events of default and affirmative and negative covenants, including, among others, covenants that limit or restrict the Company’s (and its subsidiaries) ability to incur additional indebtedness, grant liens, merge or consolidate, make acquisitions, pay dividends or other distributions or repurchase equity, make investments, dispose of assets and enter into certain transactions with affiliates, in each case subject to certain exceptions.
The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of Amended and Restated Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.
Item 2.02 Results of Operations and Financial Condition.
On March 6, 2024, the Company issued a press release containing information about the Company’s results of operations and business highlights for the three and twelve months ended December 31, 2023. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated herein by reference.
Item 8.01 Other Events.
On March 6, 2024, the Company issued a press release announcing the signing of the Amended and Restated Credit Agreement. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated March 6, 2024 announcing fourth quarter and full year 2023 results, dated March 6, 2024
99.2	Press release dated March 6, 2024 announcing execution of the Amended and Restated Credit Agreement with Hayfin Services LLP, dated March 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2024	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer